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                                                                   EXHIBIT 10.15


                                                       BLDG:    Macara B
                                                       OWNER:        500
                                                       PROP:          76
                                                       UNIT:           1
                                                       TENANT:      7601

                                LEASE AGREEMENT


     THIS LEASE, made this 22nd day of January, 1997 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord and POINTCAST, INC., a California corporation, hereinafter called Tenant.

                                  WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows:

All of that certain 31,266 +/- square foot, two-story building, parking and landscape appurtenant thereto, to be constructed by Landlord and located at 500 Macara Avenue, Sunnyvale, California. Said Premises is more particularly shown within the area outlined in Red on Exhibit A to be attached hereto. The entire
                                   ---------
parcel, of which the Premises is a part, and Tenant's exclusive parking are shown within the area outlined in Green on Exhibit A to be attached hereto. The
                                           ---------
interior of the Premises will be improved as shown in Red on Exhibit B to be
                                                             ---------
attached hereto. The building shell and site improvements shall be constructed in accordance with the shell and site improvements specifications set forth on Exhibit A. Landlord shall use the same architect for the design of said building
---------
that Landlord uses for the design of the building leased by Tenant under the Macara A Lease (as hereinafter defined).

     The word "Premises" as used throughout this lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks, and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.

     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall
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be permitted on the Premises. Tenant shall not place any loads upon floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law that governs Tenant's use of the Premises. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2.  TERM*
     A. The term of this Lease shall be for a period of FIVE (5) YEARS SIX (6) months (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of May, 1997 and end on the 31st day of October, 2002.

     B. Possession of the Premises shall be deemed tendered and the term of the Lease shall commence when the first of the following occurs:

          (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed); and when the Tenant Improvements have been substantially completed for Tenant's use and occupancy, in accordance with Exhibit B of this Lease Agreement; or
                                      ---------

          (b) Upon the occupancy of the Premises by any Tenant's operating personnel; or

          (c)  As otherwise agreed in writing.

*It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent rate scheduled for the projected commencement date as shown in Paragraph 39.

                                  page 1 of 8
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3.  POSSESSION  If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 180 days from the commencement date herein (except those delays caused by acts of god, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4.  RENT

     A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of TO BE DETERMINED Dollars ($ TO BE DETERMINED) in lawful money of the United States of America, payable as follows:

     See Paragraph 39 for Basic Rent Schedule and Aggregate Basic Rent

     B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

     C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.

     D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord's designated agent in addition to the Basic Rent and as Additional Rent the following:

     (a) All Taxes relating to the Premises as set forth in Paragraph 9, and

     (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and

     (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

     The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within five days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by

Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of each calendar year or more frequently if Landlord elects to do so at Landlord's sole and absolute discretion as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease)in which case Landlord shall credit such amount towards cure of Tenant's default and, once default is cured, return any balance to Tenant any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

     E.  Fixed Management Fee. Beginning with the Commencement Date of the Term
         --------------------
of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to 1% of the Basic Rent due for each month during the Lease Term.

     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

     F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peery/Arrillaga, File 1504, P.O. Box 60000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

     G. Security Deposit Subject to Paragraph 49, concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of ONE HUNDRED SEVENTY ONE THOUSAND NINE HUNDRED SIXTY THREE AND NO/100----- Dollars ($171,963.00-------------. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for page 2 of 8
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any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest of such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days of the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. The use or disposition of the Security Deposit shall be subject to the provisions of California Civil Code
Section 1950.7.

5. ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred and nonconforming acoustical ceiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expenses of Tenant) except that Tenant shall ascertain from Landlord within ninety (90) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies. See Paragraph 52.

6. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the

Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall refrain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor to ceiling partitioning, drapery, permanent hard walls, carpeting, and floor installations made by Tenant, together with a property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. See Paragraph 52.

7. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the building, store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including striping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord. See Paragraph 44

8. UTILITIES Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.

     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the

Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

9.  TAXES

     A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant's proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the Leased Premises, and the Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or less imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord's business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included with the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. See Paragraph 53

8. Taxes on Tenant's Property Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protext, and any amount so recovered shall belong to Tenant.

10. LIABILITY INSURANCE Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. A certificate of insurance of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

11. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

     Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

12. PROPERTY INSURANCE Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Base Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.

     Landlord and Tenant do each hereby respectively released the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

13. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to person or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees or contractors, and subject to the last two (2) sentences of Paragraph 12, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

14. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of the fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction of the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises. See Paragraph 45

15. LIENS Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all rents or additional consideration received by Tenant from its assignees, transferees, or subtenants in excess of the rent payable by Tenant to Landlord hereunder provided, however, that before sharing such excess rent, Tenant shall first be entitled to recover from such excess rent the amount of any reasonable leasing commission paid by Tenant to third parties not affiliated with Tenant. Tenant shall by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 16. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. Notwithstanding the above, Landlord shall not have the right to terminate said Lease for preauthorized sublet(s) or assignment(s) as directed in Paragraph 46. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding the above, in no event will Landlord consent to a sub-sublease. See Paragraph 46.

17. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

18. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder,; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonable required by the character of the work to be performed, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. See Paragraph 55

19. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default to the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant's failure is such that more than thirty
(30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance with in such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

     (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonable avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of
Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

     (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

     (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

     (d) To the extent permitted by law and in any event not less that three (3) business days' prior written notice, the right and power, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as renter for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without terminate, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

     (e) The right to have a receiver appointed for Tenant upon application by Landlord to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above.

20. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease (except that Tenant may vacate so long as it pays rent, provides an on-site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder) and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

21. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is
responsible under Paragraph 7.   Landlord must either, at its option;

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

     (b) Terminate this Lease. (providing that the Premises is damaged to the extent of more than 33 1/3% of the replacement cost)

     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises.
If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible; provided, however, Tenant shall have the right to elect, in its discretion, to contribute such excess funds to permit Landlord to repair the Premises.

22. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.

     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

     If a portion of the Premises be taken buy condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided here, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

22. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. See Paragraph 56

24. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender or Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26.  CERTIFICATE OF ESTOPPEL  Tenant shall at any time upon not less tan ten
(10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by

Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

27. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawing supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5)days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

29.  ATTORNEYS' FEES

     A. In the vent that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

30. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31. NOTICES All notices, demands, requests, advises or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advises or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises of it sent by United Stated certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advises or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of receipt of the personal service or mailing thereof in the manner herein provided, as the case may be.

32. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

34. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

     (a) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

     (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

     (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

     (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

     (e) no judgment will be taken against any partner of Landlord;

     (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

     (g) no writ of execution will ever by levied against the assets of any partner of Landlord;

     (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

38.  MISCELLANEOUS AND GENERAL PROVISIONS

     A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

     B. Choice of Law; Severability. this Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     C. Definition of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

     The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph heading of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.

     E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

     G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     H. Amendments for Financing. Tenant further agrees to execute any amendments reasonably required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder; are not materially or adversely affected and there is no change in Basic Rent, Additional Rent, Options to Extend, Term or Construction obligations of Landlord.

     I. Additional Paragraphs. Paragraph 39 through 59 are added hereto and are included as a part of this lease.

     J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

     K. Diminution of Light, Air or View. Tenant convenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:                               TENANT:

ARRILLAGA FAMILY TRUST                       POINTCAST, INC.
                                             a California corporation


By /s/  John Arrillaga                       By /s/  Christopher Hassett
     John Arrillaga, Trustee

Date:  4/4/97                                Title President

RICHARD T. PEERY SEPARATE PROPERTY TRUST
                                             Type or Print Name Christopher Hassett

By /s/  Richard T. Peery                     Date:  August 4/3/97
     Richard T. Peery, Trustee

Date:  4/7/97

Paragraphs 39 through 59 to Lease Agreement dated January 22, 1997, By and Between the Arrillaga Family Trust and the Richard T. Peery Separate Property Trust, as Landlord, and Pointcast, Inc., a California corporation, as Tenant for 31,266 Square Feet of Space Located at 500 Macara Avenue, Sunnyvale, California.

39.  BASIC RENT:  In accordance with Paragraphs 2B and 4A herein, the Basic
     ----------
Rent due shall be payable as follows during the Term of the Lease:

                                    Monthly
                                    Basic Rent    Monthly
Period                              Rate PSF      Basic Rent
                                   ----------     ----------
     Months 01-12                  $2.50/sf       $78,165.00
     (plus the partial calendar
     month, if any, following
     the Commencement Date)

     Months 13-24                  $2.55/sf       $79,728.30

     Months 25-36                  $2.60/sf       $81,291.60

     Months 37-48                  $2.65/sf       $82,854.90

     Months 49-60                  $2.70/sf       $84,418.20

     Months 61-66                  $2.75/sf       $85,981.50

     The total Aggregate Rent shall be determined once the actual Lease Commencement Date is established.

40.  ASSIGNMENT OF WARRANTIES:  During the Term of the Lease, Landlord hereby
     ------------------------
assigns to Tenant all of Landlord's Contractor's warranties and shall cooperate with Tenant in enforcing any of such warranties except that Landlord shall not be required to pay any legal fees or incur any expenses in this regard.

41.  CONSENT:  Whenever the consent of one party to the other is required
     -------
hereunder, such consent shall not be unreasonably withheld.

42.  AUTHORITY TO EXECUTE.  The parties executing this Lease Agreement hereby
     --------------------
warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

43.  ASSESSMENT CREDITS:  The demised property herein may be subject to a
     ------------------
special assessment levied by the City of Sunnyvale as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

44.  MAINTENANCE OF THE PREMISES:  In addition to, and notwithstanding anything
     ---------------------------
to the contrary in Paragraph 7, Landlord shall maintain, replace and repair damage to the structural shell, foundation and roof structure (but not the interior improvements, roof membrane, or glazing) of the building leased hereunder at Landlord's cost and expense provided Tenant has not caused such damage, in which event Tenant shall be responsible for 100 percent of any such costs for repair or damage so caused by the Tenant. Notwithstanding the foregoing, a crack in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same.

45.  COMPLIANCE (CONTINUED):  Any non-conformance of the improvements installed
     ----------------------
and paid for by Landlord as set forth on Exhibit B, required to be corrected by
                                         ---------
the governing agency, shall be corrected at the cost and expense of Landlord if such non-conformance exists as of the Commencement Date of the Lease. Any non-conformance of the Premises occurring after the Commencement Date of this Lease Agreement shall be the responsibility of Tenant to correct at Tenant's cost and expense.

46.  ASSIGNMENT AND SUBLETTING (CONTINUED):  In addition to and notwithstanding
     -------------------------------------
anything to the contrary in Paragraph 16 of this Lease, Landlord hereby agrees to consent to Tenant's assigning or subletting said Lease to: (i) any parent or subsidiary corporation, affiliate, or corporation with which Tenant merges or consolidates, provided that the net worth of said parent or subsidiary corporation, affiliate, or said corporation has a net worth equal to or greater than the net worth of Tenant at the time of such assignment, merger, or consolidation; or (ii) any third party or entity to whom Tenant sells all or substantially all of its assets; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant at the time of such merger, consolidation or acquisition. No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, and (b) execute Landlord's consent document prepared by Landlord reflecting the assignment or subletting. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

          "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: 'A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

          The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

          Initials:_______________      Initials:_______________"
                   Subtenant                     Tenant

47.  TWO (2)- FIVE (5) YEAR OPTIONS TO EXTEND:  Landlord hereby grants to
     ----------------------------------------
Tenant, subject to the provisions below, two (2)- five (5) year Options to Extend this Lease Agreement as follows:

     A.   FIRST FIVE (5)-YEAR OPTION PERIOD: Landlord hereby grants to Tenant an
     ---------------------------------
Option to Extend this Lease Agreement for an additional five (5) year period ("Extended Term') upon the following terms and conditions:

     1. Tenant shall give Landlord written notice of Tenant's exercise of this Option to Extend not later than one hundred eighty (180) days prior to the scheduled Lease Termination Date, which Termination Date is currently projected to be October 31, 2002, in which event the Lease shall be considered extended for an additional five (5) years subject to (i) the Basic Rental provisions set forth below; (ii) upon the same terms and conditions; however the terms and conditions are subject to amendment by Landlord, in its sole and absolute discretion, to incorporate its current Lease provisions that are standard in Landlord's leases as of the date of Tenant's exercise of its Option to Extend; and (iii) the deletion of this Paragraph 47(A). In the event that Tenant fails to timely exercise Tenant's option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 47(A) and Paragraph 47(B).

     2. In the event Tenant timely exercises Tenant's Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant's exercise of option, advise Tenant of the Basic Rental required for the Extended Term of the Lease. Tenant shall have five (5) days after receipt from the Landlord of said new Basic Rental in which to accept said new Basic Rental and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new Basic Rental for the Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof absent of this Paragraph 47, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant's Option to Extend.

     3. It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 47 will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default prior to, or at the scheduled Commencement Date of the first Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant's Option to Extend, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 47.

     4. The option rights of Tenant under this Paragraph 47, and the Extended Term thereunder, are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant (except to: a parent or a subsidiary corporation; or a corporation with which Tenant merges or consolidates; or a corporation to whom Tenant sells all or substantially all of its assets, provided that Landlord has pre-approved the assignment of the Lease to any such entities as provided for in Paragraph 46) either voluntarily or by operation of law, in any manner whatsoever. After the expiration of the twenty-fourth month of the Lease Term, in the event that Landlord consents to a sublease or assignment under Paragraph 16, the option granted herein and any Extended Term thereunder shall be void and of no force and effect, unless Tenant is occupying no less than ten percent (10%) of the Premises after subleasing the remainder of the Premises during the initial Lease Term and further provided Tenant occupies ten percent (10%) of the Premises during any and all Extended Terms as provided for herein and in Paragraph 47B ("Second Five (5)- Year Option Period").

     5. INCREASED SECURITY DEPOSIT: In the event the Term of Tenant's Lease is extended pursuant to this Paragraph 47(A), Tenant's Security Deposit shall be increased to equal twice the Basic Rental due for the last month of the Extended Term.

     B.   SECOND FIVE (5)-YEAR OPTION PERIOD:  Provided Tenant has extended the
          ----------------------------------
Lease for an additional five (5) year period as set forth in Paragraph 47(A) above, Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional five (5) years ('Second Extended Term') upon the following terms and conditions:

     1. Tenant shall give Landlord written notice of Tenant's exercise of this Option to Extend at least one hundred eighty (180) days prior to the expiration of the Extended Term pursuant to

Paragraph 47(A) hereof, which Termination Date is scheduled to be October 31, 2007, in which event the Lease shall be considered extended for an additional five (5) years subject to (i) the Basic Rental provisions set forth below; (ii) upon the same terms and conditions; however the terms and conditions are subject to amendment by Landlord, in its sole and absolute discretion, to incorporate its current Lease provisions that are standard in Landlord's leases as of the date of Tenant's exercise of its Option to Extend; and (iii) the deletion of this Paragraph 47(B). In the event that Tenant fails to timely exercise Tenant's option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof, absent this Paragraph 47(B).

     2. In the event Tenant timely exercises Tenant's Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant's exercise of option, advise Tenant of the Basic Rental (which shall not be less than the Basic Rental for the fifth year of the first five (5) year Extended
Term) required for the Second Extended Term of the Lease. Tenant shall have five
(5) days after receipt from the Landlord of said new Basic Rental in which to accept said new Basic Rental and enter into written documentation confirming same. In the event Tenant fails to execute said written documentation confirming said new Basic Rental for the Second Extended Term of Lease within said five (5) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof absent of this Paragraph 47(B), with Landlord having no further responsibility or obligation to Tenant with respect to Tenant's Option to Extend.

     3. It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the time period allowed, this Paragraph 47(B) will be null and void and Tenant will have no further rights under this Paragraph. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default prior to, or at the time the lease commences on the Second Extended Term, Landlord may at its sole and absolute discretion, cancel Tenant's Option to Extend, and this Lease will continue in full force and effect for the full remaining term hereof, absent of this Paragraph 47(B).

     4. The option rights of Tenant under this Paragraph 47(B), and the Second Extended Term thereunder, are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, (except to: a parent or a subsidiary corporation; or a corporation with which Tenant merges or consolidates; or a corporation to whom Tenant sells all or substantially all of its assets, provided that Landlord has pre-approved the assignment of the Lease to any such entities as provided for in Paragraph 46) either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under Paragraph 16, the option granted herein and any Second Extended Term thereunder shall be void and of no force and effect, unless Tenant is occupying no less than ten percent (10%) of the Premises after subleasing the remainder of the Premises during the initial Lease Term, during Tenant's first Extended Term and further provided Tenant occupies ten percent (10%) of the Premises during any and all Extended Terms as provided for herein.

     5. INCREASED SECURITY DEPOSIT: In the event the Term of Tenant's Lease is extended pursuant to this Paragraph 47(B), Tenant's Security Deposit shall be increased to equal twice the Basic Rental due for the last month of the Second Extended Term.

48.  TENANT INTERIOR IMPROVEMENTS:  Landlord shall, at its sole cost and
     ----------------------------
expense, construct certain interior improvements (the "Tenant Improvements") in the Premises, as shown on Exhibit B to be attached to the Lease and Landlord
                          ---------
agrees to deliver the Premises leased hereunder to Tenant, at Landlord's expense, in the configuration shown in Red on Exhibit B to be attached hereto.
                                              ---------
Notwithstanding anything to the contrary above, it is specifically understood and agreed that Landlord shall be required to furnish only a standard air conditioning/heating system, normal electrical outlets, standard fire sprinkler systems, standard bathroom, standard lobby, 2' x 4' suspended acoustical tile drop ceiling throughout the entire space leased, carpeting and/or vinyl-coated floor tile, and standard office partitions and doors, as shown on Exhibit B to
                                                                  ---------
be attached hereto; provided however, that any special HVAC and/or plumbing and/or electrical requirements over and above that normally supplied by Landlord shall be 100 percent the responsibility of and be paid for 100 percent by Tenant.

By February 17, 1997, Tenant shall furnish Landlord, for Landlord's review and approval, Tenant's required specification and a preliminary space plan (collectively, the "Preliminary Plans") showing the layout of the improvements to be constructed in the Premises. Upon completion of Landlord's review and approval, Landlord shall, as soon as possible thereafter, have the working drawings of the interior plans (the "Working Drawings") drawn by Landlord's architect which Working Drawing shall be consistent with, and logical evolutions of, the Preliminary Plans. Within three (3) business days following receipt of the Working Drawings, Tenant shall approve in writing the final plans for the interior improvements or notify Landlord in writing of its specific objections (if any) within such three (3)-day period. If Tenant so objects, the parties shall confer and use their best efforts to reach agreement upon final interior improvement plans and together shall apply the standards set forth in this Paragraph 48 to resolve Tenant's objections and incorporate such resolution into final interior improvement plans. In resolving Tenant's objections, the parties agree to act reasonably so as to promptly finalize the final interior improvement plans. The interior finishes, except as otherwise requested by Tenant, shall be substantially similar to those finishes within that certain building located at 3201 Scott Boulevard, Santa Clara, California. The final interior improvement plans, as approved by Landlord and Tenant, shall be attached to this Lease as Exhibit B. If the Preliminary Plans are not received
                          ---------
by Landlord for Landlord's approval (which approval shall not be unreasonably withheld) by February 17, 1997, then it is agreed that, notwithstanding anything to the contrary in this Lease, this Lease and Tenant's obligation to perform all terms, covenants and conditions of this Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant. Landlord shall complete construction of the interior improvements as soon as reasonably possible thereafter.

Notwithstanding anything to the contrary, it is agreed that in the event Tenant makes changes, additions, or modifications to the final interior plans reflecting the improvements (as approved by Tenant and Landlord) to be constructed by Landlord as set forth herein, or improvements are installed for Tenant in excess of those to be provided Tenant by Landlord as set forth on Exhibit B, any increased cost(s) resulting from said changes, additions, and/or
---------
modifications and/or improvements in excess of those to be provided Tenant shall be contracted for with Landlord and paid for one hundred percent (100%) by Tenant.

The interior shall be constructed in accordance with Exhibit B of the Lease, it
                                                     ---------
being agreed, however, that if the interior improvements constructed by Landlord relating thereto, do not conform exactly but conform materially to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity, and Tenant's uses and occupancy of the Premises and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that the commencement date of the Lease, and Tenant's obligation to pay rental, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and interior improvements as constructed by Landlord.

Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a "punch list" pertaining to Landlord's work with respect to Tenant's interior improvements. As soon as reasonably possible thereafter, Landlord, or one of Landlord's representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all "punch list" items which the parties reasonably agree are to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord's expense, the repairs on the "punch list" without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected provided that such "punch list" items do not materially affect Tenant's total use of the Premises. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.


49.  SECURITY DEPOSIT IN THE FORM OF AN IRREVOCABLE STANDBY LETTER OF CREDIT:
     -----------------------------------------------------------------------
The cash

Security Deposit provided for in Paragraph 4G of the Lease shall be deposited by Tenant with Landlord upon execution of this Lease; however, Tenant shall have the right, at Tenant's sole election, to replace the cash Security Deposit held by Landlord with an irrevocable letter of credit, drawn upon an institutional lender reasonably acceptable to Landlord in form and content reasonably satisfactory to Landlord and for a term equal to the Term of this Lease plus a period of sixty (60) days. Such irrevocable letter of credit shall be renewed by the issuer prior to the renewal date thereof from time to time during the Lease Term, and shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Notwithstanding anything to the contrary above, if, for any reason, the issuer is unable or unwilling to so renew the irrevocable letter of credit, the issuer shall automatically, without demand from Landlord, on or before any renewal date of such irrevocable letter of credit, issue a cashier's check payable to Landlord in the amount of $171,963.00 as set forth in Paragraph 4G of this Lease or the adjusted amounts, if applicable, under Paragraph 47(A) and/or 47(B). The cash Security Deposit held by Landlord shall be refunded to Tenant upon Landlord's receipt of an acceptable irrevocable letter of credit. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the irrevocable letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. Landlord and Tenant acknowledge that such irrevocable letter of credit will be treated as if it were a cash Security Deposit, and such irrevocable letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuing bank, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured within any applicable cure period. Landlord acknowledges that it is not entitled to draw down such irrevocable letter of credit unless Landlord would have been entitled to draw upon a cash Security Deposit pursuant to the terms of Paragraph 4G of the Lease. Concurrently with the delivery of the required information to the issuing bank, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. If any portion of the irrevocable letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the irrevocable letter of credit, or (ii) increasing the irrevocable letter of credit to its value immediately prior to such application. Tenant's failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.


50.  HAZARDOUS MATERIALS:  Landlord and Tenant agree as follows with respect to
     -------------------
the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto (hereinafter collectively referred to as the
         ---------
"Property"):

     A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

     B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the

Lease ("Anniversary Date"); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.

     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

     D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 50 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 50.

51.  LANDLORD'S RIGHT TO TERMINATE:  It is understood that the Premises to be
     -----------------------------
leased by Tenant are to be constructed by Landlord, and that Landlord is required to obtain the necessary building permits before construction of said Premises can commence. Therefore, it is agreed, that in the event Landlord cannot obtain all of the necessary building permits for said Premises within one hundred twenty (120) days from the date this executed Lease is received by Landlord, that Landlord can terminate this Lease Agreement without any liability to Tenant of any type whatsoever, and that this Lease Agreement will be null and void as of the date of said cancellation. Landlord agrees to use its best efforts to obtain the required permits within the aforementioned 120-day period.

52.  ALTERATIONS AND TRADE FIXTURES:  The provisions of this Paragraph 52 shall
     ------------------------------
modify Paragraphs 5 and 6:

     A. As used herein, the Term "Alteration" shall mean any alteration, addition or improvement made by Tenant to the Premises during the Term of the Lease, but shall not include Tenant's trade fixtures so long as such trade fixtures are not installed in such a manner that they have become an integral part of the building.

     B. Notwithstanding the foregoing, Tenant shall have the right to reconfigure modular freestanding walls and the non-floor-to-ceiling partitions without Landlord's prior consent, which have been installed by Tenant and paid for by Tenant. Notwithstanding the above, Tenant may not remove or reconfigure the floor-to-ceiling ultrawall partitions without receiving Landlord's prior written consent; however, Tenant may remove and/or reconfigure its furniture partitions (including its floor-to-ceiling furniture partitions); provided Tenant, at Tenant's expense, repairs any and all damage caused by such removal and/or reconfiguration.

     C. At all times during the Lease Term: (i) Tenant shall maintain and keep updated "as-built" plans for all alterations constructed by Tenant, and (ii) Tenant shall provide to Landlord 1/8 inch scale sepias of such "as-built" plans as such Alterations are made.

     D. At the time Tenant requests the consent of Landlord to approve the installation of an Alteration requiring the consent of Landlord, Tenant shall seek from Landlord a written statement of whether or not Landlord will require Tenant to remove such Alteration and restore all or part of the Premises as required by Landlord in accordance with this Paragraph and Paragraph 5 at the expiration or earlier termination of the Term of the Lease. If Tenant does not obtain from Landlord a statement in writing that Landlord will not require such Alteration to be removed, then at the expiration or sooner termination of the Term of this Lease, it is agreed that Tenant may be required by Landlord to remove all or part of such Alterations, and return the Premises to the condition and configuration existing prior to the installation of such Alterations as provided for in Paragraph 5 above. Alterations for which Landlord has given its written consent to Tenant that such Alteration need not be removed, need not be removed by Tenant at the expiration or earlier termination of the Term of the Lease.


53.  REAL PROPERTY TAXES:  Paragraph 9 is modified by the following:
     -------------------

     A. If any assessments for public improvements are levied against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord or any assignee or purchaser of the Premises, each time payment of Real Property Taxes is made, a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

     B. In addition to and notwithstanding anything to the contrary contained in Paragraph 9, it is agreed that Tenant shall have the right to contest the real estate taxes and/or assessments levied against the Premises leased hereunder with the specific understanding and agreement that any such contest shall in no way and in no event relieve Tenant from Tenant's responsibility to pay all real estate taxes and assessments as they appear on the tax bill as they become due. In the event any such contest by Tenant is successful, the proportionate portion of the refund relating to real estate taxes and assessments actually paid by Tenant shall be refunded to Tenant. It is further understood and agreed that Landlord shall in no event be responsible for any liability or for any cost or expense incurred by Tenant by reason of Tenant's contest of such taxes and/or assessments.

54.  SUBORDINATION AND MORTGAGES:  Paragraph 17 is modified to provide that this
     ---------------------------
Lease shall not be subordinate to a mortgage or deed of trust unless the Lender holding such mortgage or deed of trust enters into a written subordination, non-disturbance and attornment agreement in which the Lender agrees that notwithstanding any subordination of this Lease to such Lender's mortgage or deed of trust, (i) such Lender shall recognize all of Tenant's rights under this Lease, and (ii) in the event of a foreclosure, this Lease shall not be terminated so long as Tenant is not in default of its obligations under this Lease, but shall continue in effect and Tenant and such Lender (or any party acquiring the Premises through such foreclosure) shall each be bound to perform the respective obligations of Tenant and Landlord with respect to the Premises arising after such foreclosure.

55.  LANDLORD'S RIGHT TO ENTER:  Notwithstanding the provisions of Paragraph 18,
     -------------------------
(i) except in the event of an emergency, Landlord shall give Tenant twenty-four
(24) hours notice prior to entering the Premises, agrees to comply with any reasonable safety and/or security regulations imposed by Tenant with respect to such entry, and shall only enter the Premises when accompanied by Tenant or its agent (so long as Tenant makes itself reasonably available for this purpose), and (ii) Landlord may install "for lease" signs relating to the Premises only during the last 180 days of the Lease term. Landlord agrees to use its reasonable, good faith efforts such that any entry by Landlord, and Landlord's agents, employees, contractors and invitees shall be performed in a manner with as minimal interference as possible with Tenant's business at the Premises. Subject to the foregoing, Tenant agrees to cooperate with Landlord and Landlord's agents, employees and contractors so that responsibilities of Landlord under the Lease can be fulfilled in a reasonable manner during normal business hours so that no extraordinary costs are incurred by Landlord.

56.  TRANSFER BY LANDLORD:  The provisions of Paragraph 23 of the Lease to the
     --------------------
contrary notwithstanding, Landlord shall not be relieved of its obligations under the Lease which may accrue after the date of a sale or other transfer unless and until (i) the transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord under the Lease which may accrue after the date of such transfer, and (ii) Landlord transfers the balance, as of the date of said transfer of the Security Deposit to its successor in interest (transferee) in accordance with the provisions of California Civil Code Section 1950.7, as amended or recodified.

57.  TENANT'S INSTALLATION OF ROOFTOP SATELLITE DISHES:  Landlord agrees to
     -------------------------------------------------
allow Tenant to install and connect satellite dishes on the rooftop of the building (provided said satellite dishes are not visible and are completely hidden from view from the street), with Tenant bearing sole responsibility for all costs, permits, structural engineering, construction and installation related to said satellite dishes, and complying with any and all regulations imposed by a governing agency regarding the installation and/or use of said satellite dishes. Tenant shall be responsible for removing said satellite dishes and for reporting and restoring any area altered and/or damaged, as a result of said satellite dishes' installation and/or removal, to its original condition subject to Paragraph 8 ("Acceptance and Surrender of Premises") prior to the Lease Termination Date.

58.  INITIAL LEASE TERMS CO-TERMINOUS:  It is acknowledged that (i) Landlord and
     --------------------------------
Tenant have previously executed a separate lease agreement, dated May 21, 1996, for premises located at 501 Macara Avenue, Sunnyvale, California (hereinafter referred to as the "Macara A Lease"), which property is contiguous to the Premises leased hereunder, and (ii) it is the intention of the parties that the initial Term of this Lease be co-terminous with the initial term of the Macara A Lease such that the initial terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 21 ("Destruction") or Paragraph 22 ("Eminent Domain") shall not result in a termination of the Macara A Lease. As soon as the parties are able to implement the provisions of this Paragraph because the Commencement Date of this Lease has been determined, the parties shall execute
(i) an amendment to this Lease establishing (a) the actual Commencement Date and the adjusted Termination Date in accordance with the foregoing provisions of this Paragraph 58 and (b) the actual date for each rent adjustment provided for in this Lease, based upon the actual Lease Commencement Date, and (ii) an amendment to the Macara A Lease extending the initial term of said Macara A Lease to be co-terminous with the initial Termination Date of this Lease ("Extension Period"). For example, if the Macara A Lease commences on March 1, 1997, and this Lease commences on the projected Lease Commencement Date of May 1, 1997, the initial term of the Macara A Lease shall be extended by two months and the monthly Basic Rent under the Macara A Lease during the Extension Period shall be $136,080.00 ($2.05 + $0.05 per square foot x 64,800 square feet = $136,080.00). Notwithstanding the above, it is hereby agreed that the Term of this Lease may be extended to coincide with the termination date of the Macara A Lease if the Macara A Lease commences after the Commencement Date of this Lease, however, in no event will the Term of this Lease be for a period of less than five (5) years and six (6) months nor will the termination date of the Macara A Lease be prior to the Termination Date of this Lease,

59.  CROSS DEFAULT:  As a material part of the consideration for the execution
     -------------
of this Lease by Landlord, it is agreed between Landlord and Tenant (as long as Landlord is the fee owner of the real property subject to this Lease and subject to the Macara A Lease) that a default under this Lease, or a default under said Macara A Lease may, at the option of the Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Macara A Lease or hereunder.